Exhibit 4(a)

SUPPLEMENTAL INDENTURE NO. 3

BETWEEN

AMERICAN ELECTRIC POWER COMPANY, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
TRUSTEE

DATED AS OF NOVEMBER 15, 2021

3.875% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURES
DUE 2062

TABLE OF CONTENTS
i

Section 13.02 Recitals	14
Section 13.03 Amendment to Section 112 of the Base Indenture	14
Section 13.04 Separability	14
Section 13.05 Counterparts	14

Exhibits

Exhibit A	Form of Debenture and the Trustee’s Certificate of Authentication
ii

SUPPLEMENTAL INDENTURE NO. 3
THIS SUPPLEMENTAL INDENTURE NO. 3, dated as of November 15, 2021 (this “Supplemental Indenture No. 3”), is between AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee of the Securities established by this Supplemental Indenture No. 3, having a Corporate Trust Office at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602 (herein called the “Trustee”).
WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);
WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Supplemental Indenture No. 3, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;
WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 3 and all requirements necessary to make this Supplemental Indenture No. 3 a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture No. 3 has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
ARTICLE I
DEFINITIONS:

Section I.01Definition of Terms. For all purposes of this Supplemental Indenture No. 3, except as otherwise expressly provided or unless the context otherwise requires:
(a)the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture;

(b)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(c)all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;
(d)a reference to a Section or Article is to a Section or Article of this Supplemental Indenture No. 3 unless otherwise stated;
(e)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 3 as a whole and not to any particular Article, Section or other subdivision;
(f)headings are for convenience of reference only and do not affect interpretation;
“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.
“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this Supplemental Indenture No. 3 is located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration.
“Coupon Rate” has the meaning set forth in Section 2.05.
“Deferred Interest” shall have the meaning set forth in Section 4.01.
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.
“Holder” means the Person in whose name at the time a particular Debenture is registered on the books of the Trustee kept for that purpose.
“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Debentures due on such Interest Payment Date.
“Interest Payment Date” shall have the meaning set forth in Section 2.05.
“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, November 15, 2021) to, but excluding, such Interest Payment Date.
“Interest Reset Date” means February 15, 2027 and each date falling on the five-year anniversary of the preceding Interest Reset Date.
“Interest Reset Period” means the period from and including February 15, 2027 to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date.
“Debentures” shall have the meaning specified in Section 2.01.
“Optional Deferral Period” has the meaning set forth in Section 4.01.
“Original Issue Date” means the date on which the Debentures are originally issued.
“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Debentures on the date of original issuance of the Debentures, which either (i) shortens the period of time during which equity credit pertaining to the Debentures would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Debentures as compared with the amount of equity credit that such rating agency had assigned to the Debentures as of the date of original issuance thereof.
“Regular Record Date” means, with respect to any Interest Payment Date for the Debentures, the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Debentures or Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Debentures will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.
“Reset Rate” shall have the meaning specified in Section 9.03(a).
“Stated Maturity” shall have the meaning specified in Section 2.02.
“Successor Person” shall have the meaning specified in Section 10.01.
“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of:
(a)any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
(b)an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
(c)any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
(d)a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after the date hereof, there is more than an insubstantial risk that interest payable by the Company on the Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.
The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 3.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

Section II.01Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “3.875% Fixed-to-Fixed Reset Rate Junior Subordinated

Debentures due 2062,” (the “Debentures”) in the initial aggregate principal amount of $750,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Debentures pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. For the avoidance of doubt, no additional Debentures may be issued following the Original Issue Date, except as expressly set forth in the first sentence of this Section 2.01.
Section II.02Stated Maturity. The “Stated Maturity” of the Debentures is February 15, 2062. For the avoidance of doubt, with respect to the Debentures, the term “Stated Maturity” refers only to the date on which principal is due and payable as set forth in this Section 2.02.
Section II.03Form and Payment; Minimum Transfer Restriction.
(a)Except as provided in Section 2.04, the Debentures shall be issued in fully registered definitive form without coupons. All Debentures shall have identical terms. Principal of the Debentures will be payable (subject to the last sentence of this Section 2.03(a)), the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for Debentures of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Debenture attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates).
(b)The Debentures shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
Section II.04Reserved.
Section II.05Interest.
(a)The Debentures bear interest (i) from and including the date of the original issuance to, but excluding, February 15, 2027 at an annual rate of 3.875% and (ii) from and including February 15, 2027 during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.675%. The Debentures will mature on February 15, 2062 (the “Stated Maturity Date”). Subject to the Company’s right to defer interest payments as described below, interest will be payable semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”), beginning on February 15, 2022. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Debentures bear interest to the extent permitted by law. As permitted by the terms of the Debentures, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an interest payment date, they will accrue and compound until paid at the same rate at which the Debentures bear interest to the extent permitted by law. The amount of interest payable for any interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.
(b)Unless all of the outstanding Debentures have been redeemed as of February 15, 2027, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Debentures prior to the Reset Interest Determination Date preceding February 15, 2027. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after February 15, 2027 will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Debentures, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Debentures upon request. In no event shall the Trustee be the Calculation Agent (unless upon receiving reasonable advanced notice it agrees to the appointment as Calculation Agent in writing), nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.
(c)If an interest payment date, a redemption date or the maturity date of the Debentures falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date, the redemption date or the maturity date, as applicable.
(d)So long as all of the Debentures remain in book-entry only form, the record date for each interest payment date will be 15 days prior to the applicable interest payment date. If any of the Debentures do not remain in book-entry only form, the record date for each interest payment date will be the fifteenth calendar day immediately preceding the applicable interest payment date whether or not a business day.
Section II.06Events of Default. Any Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Debentures; provided that a valid extension of the Interest Rate Period by the Company pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VIII of the Base Indenture and shall not otherwise be deemed an Event of Default.
Section II.07Reserved.
Section II.08No Sinking Fund or Repayment at Option of the Holder. The Debentures shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.
Section II.09Optional Redemption.

(a)At any time and from time to time, during any period from and including the November 15 immediately preceding an Interest Reset Date through and including such Interest Reset Date, the Debentures will be subject to redemption at the option of the Company in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest (including any interest accrued at the rate then applicable to the Debentures from the applicable Interest Payment Date to the date of the payment, compounded semi-annually, “Additional Interest”) on the Debentures being redeemed to the redemption date.
(b)If notice of redemption is given pursuant to Section 2.09(a) above, the Debentures so to be redeemed will, on the redemption date (subject, in the case of a conditional redemption, to the satisfaction of all conditions precedent), become due and payable at the redemption price together with any accrued and unpaid interest thereon, and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Debentures shall cease to bear interest. If any Debentures called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate then applicable to the Debentures.
(c)In addition, the Debentures may be redeemable, in whole but not in part, upon not less than 15 nor more than 60 days’ notice, following the occurrence of a Tax Event, at the redemption price equal to the sum of: (1) 100% of the principal amount of the Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (the “Tax Event Redemption Date”). In such case, the Company will deliver a notice of redemption specifying the Tax Event Redemption Date, which shall be no later than 120 days following the Tax Event.
(d)If at the time notice of redemption is given pursuant to Section 2.09(c) above, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are so received.
(e)In addition, the Debentures may be redeemable, in whole but not in part, upon not less than 15 nor more than 60 days’ notice, following the occurrence of a Rating Agency Event, at 102% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.
(f)Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Debentures by tender, in the open market or by private agreement.
Section II.10No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.
Section II.11Ranking; Subordination. For the avoidance of doubt, the Debentures shall rank on a parity with all Securities of other series issued under the Base Indenture, as well as the CAP Obligations.

ARTICLE III
RESERVED

ARTICLE IV
OPTION TO DEFER INTEREST PAYMENTS

Section IV.01Option to Defer Interest Payments.
(a)The Company may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive Interest Periods up to 10 consecutive years (“Optional Deferral Period”); provided that the deferral of interest payments cannot extend beyond the redemption date or maturity date of the Debentures.
(b) The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest.
(c)Once all accrued and unpaid interest on the Debentures has been paid, the Company again can defer interest payments on the Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Debentures.
(d)If the Company defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period. If the Company fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, and such failure continues for 30 days, an event of default that gives rise to acceleration of principal and interest on the Debentures will occur under the Subordinated Indenture.
(e)During an Optional Deferral Period, interest will continue to accrue on the Debentures, and deferred interest payments will accrue additional interest on a semi-annual basis at a rate equal to the interest rate on the Debentures, to the extent permitted by law. No interest will be due and payable on the Debentures until the end of the Optional Deferral period except upon a redemption of the Debentures during the Optional Deferral Period.
(f)During any period in which the Company defers interest payment on the Debentures, the Company will not, and will cause its majority-owned subsidiaries not to:
(i)declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock;
(ii)make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities ranking on a parity with, or ranking junior to, the Debentures (including debt securities of other series issued under the Base Indenture); or
(iii)make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Debentures.

(g)However, the foregoing provisions of Section 4.01(c) shall not prevent or restrict the Company from making:
(i)purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;
(ii)any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (c)(i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;
(iii)the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(iv)dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(v)redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or
(vi)payments on the Debentures, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case ranking on a parity with the Debentures, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Indenture to make interest payments on the Debentures in part.
(h)In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin an Optional Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of an Optional Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

ARTICLE V
FORM OF DEBENTURE

Section V.01Form of Debenture. The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.
ARTICLE VI
ORIGINAL ISSUE OF DEBENTURES

Section VI.01Original Issue of Debentures. Debentures in the initial aggregate principal amount of up to $750,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.
ARTICLE VII
RESERVED

ARTICLE VIII
SUPPLEMENTAL INDENTURE

Section VIII.01Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Debentures, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for any purpose set out in the Base Indenture and, in addition, for any one or more of the following purposes:
(a)to amend the Debentures, the Base Indenture (insofar as it relates to the Debentures) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated November 10, 2021, under the sections entitled “Description of the Junior Subordinated Debentures.”
The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture.

Section 1201 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to such provision as amended by this Section 8.01.
Section VIII.02Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Debentures then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 3 or of modifying in any manner the rights of the Holders of the Debentures. Section 1202 of the Base Indenture shall apply, as amended, with respect to the Debentures, and any reference in the Base Indenture to such provision shall, for purposes of the Debentures, be deemed to refer to this Section 8.02.
ARTICLE IX
RESERVED

ARTICLE X
RESERVED

ARTICLE XI
TAX TREATMENT

Section XI.01Tax Treatment. The Company agrees, and by acquiring an interest in a Debenture each Holder and beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal, state and local tax purposes.
ARTICLE XII
THE TRUSTEE

Section XII.01Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this Supplemental Indenture No. 3, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Debentures, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Debentures and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.
Section XII.02Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 909 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Debentures under the Base Indenture and hereby accepts the appointment as such Trustee.

Section XII.03Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as registrar and “Paying Agent” with respect to the Debentures.
Section XII.04Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Supplemental Indenture No. 3 other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.
Section XII.05Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture No. 3 agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
Section XII.06Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Debentures shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee.
Section XII.07Amendment to Section 903(l) of the Base Indenture. Section 903(l) of the Base Indenture is amended and restated in its entirety as follows:
“(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.”
Section XII.08Amendment to Section 1002 of the Base Indenture. Section 1002 of the Base Indenture is amended and restated in its entirety as follows:
“The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year with respect to the 12-month period ending on the next preceding May 15, commencing May 15, 2008. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The

Company will notify the Trustee when any Securities are listed on or delisted from any stock exchange.
The Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports that pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).”
Section XII.09Amendment to Section 902 of the Base Indenture. Section 902 of the Base Indenture is amended and restated in its entirety as follows:
“The Trustee shall give notice of any default hereunder with respect to the Securities of any series to the Holders of such series, in the manner and to the extent required to do so by the Trust Indenture Act, within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office specifying the series of Securities, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 801(c), no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series.”
ARTICLE XIII
MISCELLANEOUS

Section XIII.01Ratification of Indenture; Supplemental Indenture No. 3 Controls. The Base Indenture, as supplemented and (solely for purposes of the Debentures) amended by this Supplemental Indenture No. 3, is in all respects ratified and confirmed, and this Supplemental Indenture No. 3 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture No. 3 shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Debentures only.
Section XIII.02Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 3. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Debentures and of this Supplemental Indenture No. 3 as fully and with like effect as if set forth herein in full.
Section XIII.03Amendment to Section 112 of the Base Indenture. Section 112 of the Base Indenture is amended and restated in its entirety as follows:
“This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.
The Company agrees that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or the federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and the Company irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or any Security, including such actions, suits or proceedings relation to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.”
Section XIII.04Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 3 or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 3 or of the Debentures, but this Supplemental Indenture No. 3 and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section XIII.05Counterparts. This Supplemental Indenture No. 3 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture No. 3 and any ancillary documents may be signed by manual, facsimile or electronic signature, provided any electronic signature is a true representation of the signer’s actual signature.
[Signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the date first above written.

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ Renee V. Hawkins
Name: Renee V. Hawkins
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Ann Dolezal
Name: Ann Dolezal
Title: Vice President

Signature Page
Supplemental Indenture No. 3

EXHIBIT A

FORM OF 3.875% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURES DUE 2062

EXHIBIT A

FORM OF
3.875% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURE DUE 2062

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE DEBENTURES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $2,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 3. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF DEBENTURES IN A DENOMINATION OF DEBENTURES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN SUPPLEMENTAL INDENTURE NO. 3. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.

AMERICAN ELECTRIC POWER COMPANY, INC.
$750,000,000
3.875% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED DEBENTURES
DUE 2062
Dated: November 15, 2021

NUMBER R-1 CUSIP NO: 025537 AU5

Registered Holder: CEDE & CO. ISIN NO: US025537AU52

AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the state of New York (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum specified in the Schedule of Increases or Decreases in Debentures annexed hereto on February 15, 2062 (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon (i) from and including the date of the original issuance to, but excluding, February 15, 2027 at an annual rate of 3.875% and (ii) from and including February 15, 2027 during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.675%. Subject to the Company’s right to defer interest payments as set forth in Supplemental Indenture No. 3 (as defined on the reverse hereof), interest is payable semi-annually in arrears on February 15 and August 15 of each year beginning on February 15, 2022 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Debentures bear interest to the extent permitted by law. As permitted by the terms of the Debentures, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an interest payment date, they will accrue and compound until paid at the same rate at which the Debentures bear interest to the extent permitted by law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Debenture is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Debenture (or any Debenture issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Debenture may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Debentures, will be the thirtieth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Debentures or the related Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Debentures will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date or the Stated Maturity of the Debentures or the date (if any) on which the Company is required to purchase the Debentures falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Debenture may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that at the option of the Company, interest on this Debenture may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account designated by the Person entitled thereto. Payment of the principal and interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

“Calculation Agent” means the Company, an affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Debentures.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five- Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System.

“Initial Interest Reset Date” means February 15, 2027.

“Interest Reset Date” means the Initial Interest Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period from and including the Initial Interest Reset Date to, but not including, the next following Interest Reset Date and thereafter each period from and including each Interest Reset Date to, but not including, the next following Interest Reset Date.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

So long as no Event of Default with respect to the Debentures of this series has occurred and is continuing, the Company shall have the right on one or more occasions, to defer payment of all or part of the current and accrued interest otherwise due on this Security by extending the interest payment period for up to ten (10) consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. As provided in the Indenture, Additional Interest on this Security will accrue to the extent permitted by law. No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Debenture during such Optional Deferral Period.

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed ten (10) consecutive years at any one time or extend beyond the Stated Maturity. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid on this Debenture, including any Additional Interest, to the Person in whose name this Debenture is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security, including any Additional Interest, payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Once the Company pays all interest accrued and unpaid on this Debenture, including any Additional Interest, it shall be entitled again to defer interest payments on this Debenture as described above.

At any time and from time to time during any period from and including the October 15 immediately preceding an Interest Reset Date through and including such Interest Reset Date, the Securities of this series may be redeemable, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Debentures of this series being redeemed plus accrued and unpaid interest (including any Additional Interest) on the principal amount of the Debentures of this series being redeemed to, but excluding, such Redemption Date.

In addition, the Debentures of this series may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth below), following the occurrence of a Tax Event (as defined below), at a redemption price equal to the sum of: (1) 100% of the principal amount of the Debentures being redeemed plus (2) accrued and unpaid interest (including any Additional Interest) thereon, if any, to such Redemption Date.

“Tax Event” means receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of:

(a)any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
(b)an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
(c)any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
(d)a threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures of this series, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted after November 15, 2021, there is more than an insubstantial risk that interest payable by the Company on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

In addition, the Debentures of this series may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest (including any Additional Interest) to, but excluding, such Redemption Date. “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Securities of this series on November 15, 2021 (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Debentures of this series would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Debentures of this series as compared with the amount of equity credit that such rating agency had assigned to the Debentures of this series as of November 15, 2021.

The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Debenture and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Debenture shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, AMERICAN ELECTRIC POWER COMPANY, INC. has caused this instrument to be duly executed.

Dated: November 15, 2021

AMERICAN ELECTRIC POWER COMPANY, INC.
By: ____________________________
Name: ____________________________
Title: ____________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Dated: November 15, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By: ____________________________
Name: ____________________________
Title: ____________________________

REVERSE OF DEBENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of March 1, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented and amended by Supplemental Indenture No. 3 dated as of November 15, 2021 by and between the Company and the Trustee (“Supplemental Indenture No. 3”, and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Debentures. This Security is one of the series designated on the face hereof (the “Debentures”) which is limited in aggregate principal amount to $750,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Debentures are not subject to the operation of any sinking fund and, except as set forth in Supplemental Indenture No. 3, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debentures outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time outstanding, on behalf of the Holders of all outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Debentures, to waive on behalf of all of the Holders of Debentures, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

As provided in and subject to the provisions of the Indenture, no Holder of Debentures shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Debentures when, where and as the same shall become due and payable, all in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Pursuant to Supplemental Indenture No. 3, Debentures corresponding to Applicable Ownership Interests in Debentures that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Debentures. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Debentures represented by Global Debentures will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. Unless and until such Global Debentures are exchanged for Debentures in certificated form, Global Debentures may be transferred, in whole but not in part, and any payments on the Debentures shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

The Company agrees, and by acceptance of this Debenture or a beneficial interest in this Debenture, each Holder hereof and any Person acquiring a beneficial interest herein agrees, to treat this Debenture as indebtedness for United States federal, state and local tax purposes.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Security Register of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OFASSIGNEE the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises
Dated: _____________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS DEBENTURE

The initial principal amount of this Debenture is:
$750,000,000
Changes to Principal Amount of Global Debenture

Date	Principal Amount by which this Debenture is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Debenture	Signature of Authorized Officer of Trustee